H. F. AHMANSON & COMPANY            HOME SAVINGS OF AMERICA
------------------------------          SAVINGS OF AMERICA

4900 Rivergrade Road, Irwindale, California 91706 - (818) 814-7922





FOR IMMEDIATE RELEASE                             Contacts:
---------------------                             Media:          Mary Trigg
                                                                  (626) 814-7922
                                                  Investor:       Steve Swartz
                                                                  (626) 814-7986


                  AHMANSON TERMINATES STOCK REPURCHASE PROGRAM


     In connection with its proposed merger with Washington Mutual, Inc. (Nasdaq: WAMU), H. F. Ahmanson & Company (NYSE: AHM) today announced that its Board of Directors terminated its remaining stock repurchase program. The $400 million repurchase program was announced in November 1997.


     H. F. Ahmanson & Company, with more than $52.5 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer and small business banks.

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